EXHIBIT 99.1

            Ultratech Announces Third Quarter 2003 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 16, 2003--Ultratech, Inc. (NASDAQ:UTEK) today announced unaudited results for the three- and nine-month periods ended September 27, 2003.
    For the third quarter of fiscal 2003, Ultratech reported net sales of $26.5 million compared to $7.3 million during the third quarter of 2002. Ultratech's net income for the third quarter of 2003 was $3.2 million or $0.13 per share (diluted) compared to a net loss of $18.9 million or $0.83 per share (diluted) for the same quarter last year.
    For the first nine months of 2003, Ultratech reported net sales of $73.3 million compared to net sales of $47.8 million in the first nine months of 2002. Ultratech posted net income of $4.3 million or $0.18 per share (diluted) during the first nine months of 2003, compared to a net loss of $22.9 million or $1.02 per share (diluted) in the first nine months of 2002.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "Ultratech posted strong results in the third quarter 2003, building on its sequential quarterly revenue improvement as growing demand for our advanced packaging tools continued to drive Ultratech's performance. We have continued to see the cost of ownership advantage to our customers of utilizing lithography tools versus contact proximity printers for certain applications in the advanced packaging market. We believe this trend will continue and even expand to new bump related processing applications, furthering our goals of attempting to achieve greater company performance and shareholder value."
    At September 27, 2003, Ultratech had $160 million in cash, cash equivalents and short-term investments and a current ratio of 5.3:1. Working capital was $161 million and stockholders' equity was $7.85 per share based on 23,214,160 total shares outstanding on September 27, 2003.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, October 16, 2003. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access a replay of the call will be available by dialing 1-800-642-1687, or 1-706-645-9291 for international participants, and entering access code 3074236.

    Profile

    Founded in 1979, Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices. The company produces products designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. Ultratech is a market leader in gold and solder bump lithography. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as integration and development of the laser processing operation, the cyclicality in the semiconductor and nanotechnology industries, delays, deferrals and cancellations of orders by customers, pricing pressures, competition, lengthy sales cycles for the company's systems, ability to volume produce systems and meet customer requirements, the mix of products sold, dependence on new product introductions and commercial success of any new products, sole or limited sources of supply, international sales, customer concentration, manufacturing inefficiencies and absorption levels, risks associated with introducing new technologies, inventory obsolescence, economic and political conditions in Asia, delays in collecting accounts receivable, extended payment terms, changes in technologies, the effects of the California power shortage and any adverse effects of terrorist attacks or military actions in the United States or elsewhere on the economy in general or our business in particular. Such risks and uncertainties are described in the company's SEC reports including the company's Annual Report on Form 10-K filed for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q filed for the quarter ended June 28, 2003.


                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                              Sept. 27,       Dec. 31,
(In thousands )                                   2003           2002*
----------------------------------------------------------------------
ASSETS                                      (Unaudited)
Current assets:
  Cash, cash equivalents, and
   short-term investments                     $159,834       $157,529
  Accounts receivable                           19,915         12,870
  Inventories                                   14,797         25,182
  Income taxes receivable                          433          1,179
  Deferred income taxes                            475              -
  Prepaid expenses and other
   current assets                                2,318          1,627
----------------------------------------------------------------------
Total current assets                           197,772        198,387

Equipment and leasehold
 improvements, net                              18,351         19,090
Intangible assets, net                             571            858
Demonstration inventories, net                   4,447          2,208
Other assets                                     1,593          1,823
----------------------------------------------------------------------
Total assets                                  $222,734       $222,366
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                 $2,600         $9,769
  Accounts payable                               8,026          6,719
  Deferred product and services
   income                                        8,475          6,293
  Deferred license income                        5,680          8,463
  Other current liabilities                     12,343         14,983
----------------------------------------------------------------------
Total current liabilities                       37,124         46,227

Other liabilities                                3,353          4,385

Stockholders' equity                           182,257        171,754
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                       $222,734       $222,366
======================================================================
Notes:
* The Balance Sheet as of Dec. 31, 2002 has been derived from the audited financial statements at that date.


                            ULTRATECH, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 27, Sept. 28, Sept. 27, Sept. 28,
(In thousands, except per
 share amounts)                    2003      2002      2003      2002
----------------------------------------------------------------------
 Net sales:
-----------
   Products                     $22,732    $3,720   $62,574   $35,214
   Services                       2,885     2,642     7,951     8,253
   Licenses                         927       928     2,783     4,317
----------------------------------------------------------------------
Total net sales                 $26,544    $7,290   $73,308   $47,784
 Cost of sales:
---------------
   Cost of products sold         11,675     5,252    35,856    26,392
   Cost of services               1,519     1,870     4,884     5,950
   Cost of inventory writedown     (363)    5,733      (982)    5,733
   Cost of discontinued
    products                          -     2,169      (121)    2,169
----------------------------------------------------------------------
Total cost of sales              12,831    15,024    39,637    40,244
----------------------------------------------------------------------
 Gross profit (loss)            $13,713   ($7,734)  $33,671    $7,540
 Operating expenses:
--------------------
   Research, development, and
    engineering                   5,544     5,991    15,718    17,723
   Amortization of intangible
    assets                           96        96       286       286
   Selling, general, and
    administrative                6,362     5,849    16,628    17,753
   Restructure of operations          -     4,297      (114)    4,297
                               ---------------------------------------
Operating income (loss)          $1,711  ($23,967)   $1,153  ($32,519)
 Interest expense                  (112)      (35)     (235)      (50)
 Interest - special                 312         -       312         -
 Interest and other income,
  net                               805     1,487     2,977     4,755
----------------------------------------------------------------------
Income (loss) before tax         $2,716  ($22,515)   $4,207  ($27,814)
 Income taxes (benefit) -
  special*                         (352)   (3,648)     (352)   (4,866)
 Income taxes (benefit)            (172)        -       273         -
----------------------------------------------------------------------
Net income (loss)                $3,240  ($18,867)   $4,286  ($22,948)
----------------------------------------------------------------------
Earnings per share-basic:
-------------------------
Net income (loss)                 $0.14    ($0.83)    $0.19    ($1.02)
Number of shares used in per
 share calculations - basic      23,010    22,609    22,870    22,570
Earnings per share-diluted:
---------------------------
Net income (loss)                 $0.13    ($0.83)    $0.18    ($1.02)
Number of shares used in per
 share calculations - diluted    25,144    22,609    23,883    22,570
----------------------------------------------------------------------
Notes:
* Special tax credits resulting principally from settlements with the Internal Revenue Service (2002) and the California Franchise Tax Board (2003).



    CONTACT: Ultratech
             Bruce Wright or Laura Rebouche, 408-321-8835 or
             Lippert/Heilshorn & Assoc.
             Lillian Armstrong, 415-433-3777 (analysts)